Exhibit (c)(5)
Discussion Materials August 2006

This information is being delivered at the request of the law firm of Wachtell, Lipton Rosen & Katz (“Counsel”) in its capacity as independent Counsel to the Board of Directors of the Company. The analysis contained herein is based on information provided to Wachovia Securities by the Company and has not been independently verified by Wachovia Securities. The analysis is not intended to be, and should not be construed to be, a recommendation by Wachovia Securities as to any course of action by the Company. Wachovia Securities consents to Counsel sharing this information with certain members of the Board of Directors of the Company for informational and discussion purposes only. Discussion Materials LBO Analysis · Preliminary LBO analysis is based on the following assumptions: — Total leverage of 5.4x LTM EBITDA; Adjusted leverage of 5.9x EBITDAR (Senior bank debt of 4.2x and Senior Notes of 1.7x.) — Management, and certain shareholders, roll over current equity stake into NewCo and receive 10% options realized at the future sale of NewCo. IRRs(1) IRRs(2) Implied Price/Share $34.93 $37.18 $39.41 $41.45 $43.49 Implied Price/Share $34.93 $37.18 $39.41 $41.45 $43.49 Premium to Curr. Price 19.8% 27.5% 35.2% 42.2% 49.2% Premium to Curr. Price 19.8% 27.5% 35.2% 42.2% 49.2% LTM Adj. EBITDA Multiple 8.00x 8.50x 9.00x 9.50x 10.00x LTM Adj. EBITDA Multiple 8.00x 8.50x 9.00x 9.50x 10.00x 8.00x 25.5% 21.6% 18.4% 15.7% 13.4% 5.65x 27.6% 24.0% 21.0% 18.4% 16.2% 8.50x 27.4% 23.5% 20.2% 17.5% 15.1% 5.77x 28.3% 24.6% 21.5% 18.8% 16.4% 9.00x 29.2% 25.2% 21.9% 19.1% 16.7% Total Adj. Leverage 5.90x 29.2% 25.2% 21.9% 19.1% 16.7% Exit Multiple 9.50x 30.9% 26.9% 23.5% 20.7% 18.2% 6.02x 30.1% 25.9% 22.4% 19.5% 17.0% 10.00x 32.5% 28.4% 25.0% 22.2% 19.7% 6.15x 31.1% 26.6% 23.0% 19.9% 17.3% (1) Assumes Adjusted Leverage of 5.90x. (2) Assumes an Exit Multiple of 9.0x. Sources and Uses of Funds — For Illustrative Purposes Assumes 9.0x EBITDA Multiple. ($ in thousands) Uses of Cash Sources of Cash Cum. Adj. Multiple 5 Year Uses Amount Sources Amount % Total of LTM EBITDAR Returns Purchase of Equity $3,052,192 Senior Debt $1,200,000 35.7% 4.17x L + 2.75% Debt Retirement 296,408 Senior Notes 800,000 23.8% 5.90x 9.50% Less: Excess Cash 43,044 Common Stock 1,057,676 31.4% 21.9% Fees and Expenses 60,158 Management Rollover 308,038 9.2% Total $3,365,713 Total $3,365,713 100.0% Note: Adjusted Leverage = (EBITDA + 8*Rent Expense)/(EBITDA + Rent Expense) 2 | Wachovia Securities Mergers & Acquisitions Project Debt Financing

Discussion Materials Comparable Public Company Analysis ($ in millions, except per share data) % of 52 Mkt. Enterprise EV / Total Debt/ Adj. Debt/ CY07 (E) Growth 2007 (E) Company Name Ticker Price (1)Week High Value Value (2)EBITDA EBITDA EBITDAR P/E Rate PEG Ratio Darden Restaurants, Inc. DRI $36.39 84.7% $5,316.6 $5,962.9 7.8x 0.9x 1.6x 14.6x 12.3% 118.6% Brinker International, Inc. EAT 36.67 85.0% 3,109.9 3,495.4 7.1x 0.9x 2.3x 13.8x 14.4% 95.9% Ruby Tuesday, Inc. RI 24.61 74.6% 1,432.3 1,787.0 7.6x 1.6x 2.4x 13.4x 15.0% 89.5% Applebee’s International, Inc. APPB 19.51 73.7% 1,452.1 1,646.7 7.6x 0.9x 1.7x 14.7x 13.0% 113.4% RARE Hospitality, Inc. RARE 28.23 81.0% 956.9 983.3 7.8x 0.3x 1.7x 15.6x 18.0% 86.7% Landry’s Restaurants, Inc. LNY 28.42 78.3% 628.7 1,420.7 7.9x 4.7x 5.5x 12.4x 13.0% 95.3% Mean: 79.6% $2,149.4 $2,549.3 7.6x 1.5x 2.5x 14.1x 14.3% 99.9% Median: 79.6% $1,442.2 $1,716.8 7.7x 0.9x 2.0x 14.2x 13.7% 95.6% Company $29.15 60.4% $2,183.5 $2,464.2 7.0x 0.8x 2.3x 16.2x 15.0% 108.3% Footnotes: (1) Prices and earnings estimates obtained from the CapitalIQ on August 16, 2006. (2) Market value of equity plus net debt. (3) Adj. EV / EBITDAR = EV+8*LTM Rent Expense / EBITDAR. 3 | Wachovia Securities Mergers & Acquisitions Project Debt Financing

Discussion Materials Comparable Acquisitions Income Statement Data Valuation Data Casual Dining: Latest Twelve Months Percent of LTM Sales ($ in millions) Enterprise EV/ EV/ EV/ Target Company Acquiring Company Transaction Date Sales EBITDA EBIT EBITDA EBIT Value (1) Sales EBITDA EBIT Real Mex Restaurants, Inc Sun Capital Partners, Inc. ANNOUNCED $500.0 N/A N/A N/A N/A $350.0 0.7x N/A N/A Ryan’s Restaurant Group Inc. Buffets Inc ANNOUNCED 822.4 $98.3 $62.9 11.9% 7.6% 829.8 1.0x 8.4x 13.2x Main Street Restaurant Group Briad Main Street, Inc. June 29, 2006 243.6 18.1 8.2 7.4% 3.4% 143.6 0.6x 7.9x 17.6x Dave & Buster’s, Inc. Wellspring Capital March 8, 2006 453.6 60.1 18.3 13.2% 4.0% 359.0 0.8x 6.0x 19.6x Fox & Hound Restaurant Group Newcastle Partners and Steel Partners February 24, 2006 164.7 22.1 12.4 13.4% 7.5% 163.5 1.0x 7.4x 13.2x Worldwide Restaurant Concepts Pacific Equity Partners September 22, 2005 359.5 24.7 12.7 6.9% 3.5% 209.0 0.6x 8.5x 16.5x The Restaurant Company Castle Harlan, Inc. September 21, 2005 348.1 37.3 26.2 10.7% 7.5% 245.0 0.7x 6.6x 9.4x Whistle Junction / EACO Corp. Banner Buffets LLC July 1, 2005 N/A N/A N/A N/A N/A 30.0 N/M N/M N/M Quality Dining Management April 13, 2005 239.5 23.0 12.6 9.6% 5.2% 116.0 0.5x 5.0x 9.2x Elmer’s Restaurants Management March 11, 2005 33.4 2.9 2.0 8.8% 6.1% 16.6 0.5x 5.6x 8.2x Chevy’s Real Mex Restaurants January 11, 2005 N/A N/A N/A N/A N/A 86.1 N/M N/M N/M Uno Restaurant Holdings Corp Centre Partners January 6, 2005 300.6 35.4 21.7 11.8% 7.2% 208.1 0.7x 5.9x 9.6x Mimi’s Café Bob Evans July 7, 2004 252.6 19.0 10.7 7.5% 4.2% 182.0 0.7x 9.6x 17.0x Garden Fresh Restaurant Corp. Fairmont Capital March 10, 2004 220.5 25.0 10.3 11.3% 4.7% 126.8 0.6x 5.1x 12.3x Chevys Inc. Consolidated Restaurant Cos. June 16, 2003 320.0 20.0 N/A 6.3% N/A 120.0 0.4x 6.0x N/M Ninety-Nine Restaurants, Inc. O’Charley’s, Inc. January 27, 2003 192.2 24.0 17.8 12.5% 9.3% 157.3 0.8x 6.6x 8.8x Saltgrass Steak House Landry’s Restaurants, Inc. October 1, 2002 100.0 13.0 N/A 13.0% N/A 75.0 0.8x 5.8x N/M Santa Barbara Restaurant Group, Inc. CKE Restaurants, Inc. March 1, 2002 91.2 9.2 4.1 10.1% 4.4% 75.5 0.8x 8.2x 18.6x Mean $290.1 $28.8 $16.9 10.3% 5.8% 194.1 0.7x 6.8x 13.3x Median 248.1 23.0 12.6 10.7% 5.2% 150.5 0.7x 6.6x 16.5x Other: Latest Twelve Months Percent of LTM Sales ($ in millions) Enterprise EV/ EV/ EV/ Target Company Acquiring Company Transaction Date Sales EBITDA EBIT EBITDA EBIT Value (1)Sales EBITDA EBIT Jamba Juice Services Acquisition Corp ANNOUNCED $345.0 N/A N/A N/A N/A $265.0 0.8x N/A N/A Checker’s Restaurants

Wellspring Capital June 20, 2006 193.9 $26.7 $17.4 13.8% 9.0% 198.9 1.0x 7.4x 11.4x Dunkin’ Brands Bain / Carlyle / TH Lee February 2, 2006 4,800.0 188.0 N/A 3.9% N/A 2,425.0 0.5x 12.9x N/M El Pollo Loco Trimaran Capital Partners November 21, 2005 225.3 37.9 23.5 16.8% 10.4% 415.0 1.8x 11.0x 17.7x Schlotsky’s Bobby Cox Companies January 10, 2005 53.8 (6.9) (12.1) N/A N/A 79.3 1.5x N/M N/M Church’s Chicken Arcapita Inc. December 29, 2004 250.0 55.0 N/A 22.0% N/A 390.0 1.6x 7.1x N/A Cinnabon Roark Capital Group November 4, 2004 41.8 6.0 N/A 14.4% N/A 21.0 0.5x 3.5x N/A Company A Acquiror A July 1, 2004 243.8 46.6 N/A 19.1% N/A 340.0 1.4x 7.3x N/A Morton’s Restaurant Group, Inc. Castle Harlan, Inc. July 25, 2002 231.9 22.1 9.5 9.5% 4.1% 168.6 0.7x 7.6x 17.8x Mean $709.5 $46.9 $9.6 14.2% 7.8% 478.1 1.1x 8.1x 15.6x (1) Market value of equity plus net debt. Median 231.9 32.3 13.4 14.4% 9.0% 265.0 1.0x 7.4x 17.7x 4 | Wachovia Securities Mergers & Acquisitions Project Debt Financing

Discussion Materials Discounted Cash Flow Analysis ($ in millions, except per share data) · A range of Enterprise Values for the Company is calculated below using a sensitivity analysis across a range of discount rates, perpetuity cash flow growth rates, and exit multiples. — Analysis utilized by strategic buyers. — Highly sensitive to assumptions — projections, discount rate, terminal value. — Assumptions do not include potential synergies. · The DCF analysis yields a valuation range of approximately $3.7 billion to $4.3 billion, or approximately $46.00 to $53.00 per share. Perpetuity Growth Model Exit Multiple Model Enterprise Value Enterprise Value Free Cash Flow Growth After 2011 Multiple of 2011 EBITDA 1.50% 2.00% 2.50% 3.00% 3.50% 6.5x 7.0x 7.5x 8.0x 8.5x 8.0% $4,185 $4,474 $4,816 $5,227 $5,728 8.0% $3,771 $3,990 $4,210 $4,429 $4,648 8.5% 3,876 4,119 4,402 4,737 5,139 8.5% 3,700 3,913 4,127 4,341 4,555 WACC 9.0% 3,610 3,816 4,054 4,332 4,660 WACC 9.0% 3,630 3,839 4,047 4,256 4,464 9.5% 3,379 3,556 3,758 3,991 4,263 9.5% 3,563 3,766 3,969 4,173 4,376 10.0% 3,177 3,330 3,503 3,701 3,930 10.0% 3,498 3,696 3,894 4,092 4,290 Price Per Share Price Per Share Free Cash Flow Growth After 2011 Multiple of 2011 EBITDA 1.50% 2.00% 2.50% 3.00% 3.50% 6.5x 7.0x 7.5x 8.0x 8.5x 8.0% $51.73 $55.57 $60.10 $65.53 $72.17 8.0% $46.26 $49.16 $52.06 $54.97 $57.87 8.5% 47.64 50.86 54.61 59.05 64.37 8.5% 45.31 48.14 50.97 53.80 56.63 WACC 9.0% 44.12 46.85 50.00 53.68 58.02 WACC 9.0% 44.39 47.15 49.91 52.67 55.43 9.5% 41.07 43.41 46.08 49.17 52.77 9.5% 43.50 46.19 48.88 51.57 54.26 10.0% 38.39 40.42 42.71 45.33 48.36 10.0% 42.63 45.26 47.88 50.51 53.13 5 | Wachovia Securities Mergers & Acquisitions Project Debt Financing

Discussion Materials Premiums Paid Analysis ($ in millions, except per share data) Median Premiums Paid Less than $10 billion and Greater than $1 billion from 1/1/02 to Present 1 Day Prior 7-Days Prior 4-Weeks Prior 225 Public Company Transactions 20.2% 21.1% 24.6% — 42 Go Private Transactions 19.7% 22.8% 23.8% — 9 Retail Go Privates Transactions 20.0% 21.6% 20.7% Range of 4-week Premiums Paid Less than $10 billion and Greater than $1 billion from 1/1/02 to Present Total Number of Public Sales 60 Total Number of Go Privates 60 50 Number of Retail Go Privates 46 50 40 28 30 22 19 20 14 Number of Deals 10 9 10 3 4 2 2 4 2 0 1 0 0 <10% 10-20% 20-30% 30-40% 40-50% >50% Premium 4 Weeks Prior to Announcement Date Source: SDC Platinum. 6 | Wachovia Securities Mergers & Acquisitions Project Debt Financing

Discussion Materials Premiums Paid Analysis ($ in millions, except per share data) Purchase Price Premiums Enterprise Value $2,565 $2,731 $2,896 $3,062 $3,228 $3,400 $3,582 $3,764 Implied LTM Adjusted EBITDA multiple 6.90x 7.35x 7.79x 8.24x 8.68x 9.15x 9.64x 10.13x Implied Offer Price $30.00 $32.00 $34.00 $36.00 $38.00 $40.00 $42.00 $44.00 52-Week Low $27.37 9.6% 16.9% 24.2% 31.5% 38.8% 46.1% 53.5% 60.8% 8/16/06 Current $29.15 2.9% 9.8% 16.6% 23.5% 30.4% 37.2% 44.1% 50.9% 30-Day Avg $29.52 1.6% 8.4% 15.2% 22.0% 28.7% 35.5% 42.3% 49.1% 90-Day Avg $33.65 (10.8%) (4.9%) 1.1% 7.0% 12.9% 18.9% 24.8% 30.8% Stock Price 180-Day Avg $37.68 (20.4%) (15.1%) (9.8%) (4.4%) 0.9% 6.2% 11.5% 16.8% 365-Day Avg $39.22 (23.5%) (18.4%) (13.3%) (8.2%) (3.1%) 2.0% 7.1% 12.2% 52-Week High $46.62 (35.6%) (31.4%) (27.1%) (22.8%) (18.5%) (14.2%) (9.9%) (5.6%) 7 | Wachovia Securities Mergers & Acquisitions Project Debt Financing